                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                                              JURISDICTION OF
                           NAMES                               INCORPORATION
                           -----                              ---------------
Bayside Street, Inc. .......................................  Maryland
OHI (Kansas), Inc. .........................................  Kansas
OHI (Illinois), Inc. .......................................  Illinois
OHI (Florida), Inc. ........................................  Florida
OHI (Clemmons), Inc. .......................................  North Carolina
OHI (Greensboro), Inc. .....................................  North Carolina
Sterling Acquisition Corp. .................................  Kentucky
Sterling Acquisition Corp. II...............................  Kentucky
OS Leasing..................................................  Kentucky
Omega (UK) Limited..........................................  London, England
Delta Investors I, LLC......................................  Maryland
Delta Investors II, LLC.....................................  Maryland
Jefferson Clark, Inc........................................  Maryland
OHI (Iowa), Inc.............................................  Iowa